UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 24, 2014

Tompkins Financial Corporation

(Exact Name of Registrant as specified in Charter)

New York	1-12709	16-1482357
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

The Commons, PO Box 460, Ithaca, New York	14851
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(607) 273-3210

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Retirement of Named Executive Officer:

At the July 24, 2014 meeting of the Board of Directors of Tompkins Financial Corporation (the “Company”), James W. Fulmer, President & CEO of the Bank of Castile and a named executive officer of the Company, announced his plans to retire from his position as President and CEO of the Bank of Castile at the end of the year. Mr. Fulmer will continue to serve as Vice Chairman of Tompkins Financial Corporation, and he will remain as Chairman of the Board of Directors of the Bank of Castile, Chairman of the Board of Directors of Tompkins Insurance Agencies, and as a Director of Mahopac Bank and Tompkins Financial Advisors.

Item 8.01	Other Events

Mr. Fulmer’s retirement is announced in the Press Release issued July 30, 2014, which is attached to this Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Exhibit No.	Description

99.1	Press Release of Tompkins Financial Corporation dated July 30, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMPKINS FINANCIAL CORPORATION

Date: July 30, 2014	By:	/S/ Stephen S. Romaine
Stephen S. Romaine
President and CEO